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                                                                     Exhibit 4.8



                                 NETEGRITY, INC.

                        2002 GENERAL STOCK INCENTIVE PLAN



         1.       PURPOSE OF THE PLAN.

         The purpose of this stock incentive plan (the "Plan") is to provide a means by which eligible employees and independent contractors of Netegrity, Inc. (the "Company") and any present or future subsidiaries of the Company may acquire shares of common stock of the Company through the exercise of nonqualified stock options and pursuant to stock awards.

         2.       STOCK SUBJECT TO THE PLAN.

         (a) The total number of shares of common stock, par value $.01 per share, of the Company ("Common Stock") available for stock options and stock awards granted under the Plan shall be 350,000 shares of Common Stock, subject to adjustment in accordance with Section 12 hereof. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury. The number of shares of Common Stock available for grant under this Plan shall not effect the number of shares available for grant under the Netegrity, Inc. 2000 Stock Incentive Plan, or any other stock incentive plan of the Company.

         (b) To the extent that any stock option shall lapse, terminate, expire or otherwise be cancelled without the issuance of shares of Common Stock, or any stock award is settled in cash, the shares of Common Stock covered by such option or award shall again be available for the granting of stock options or awards.

         (c) Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 4 below).

         3.       STOCK AWARDS.

         (a) The Committee may grant, subject to the limitation on the number of shares of Common Stock available under Section 2 hereof, stock awards to employees and independent contractors engaged to provide services to the Company and its subsidiaries. A stock award may be made in stock or denominated in stock subject to final settlement in cash or stock. Each stock award granted shall be subject to such terms and conditions as the Committee, in its sole discretion, shall determine and establish. These may include, but are not limited to, establishing a holding period during which stock issued pursuant to an award may not be transferred, requiring forfeiture of the stock award because of termination of employment or service or failure to achieve specific objectives such as measures of individual, business unit or Company performance, including stock price appreciation. In determining a person's eligibility to be granted an award, as well as in determining the number of shares to be awarded to any person, the Committee shall take into account the person's position and responsibilities, the nature and value to the Company or its subsidiaries of such person's service and accomplishments, such

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person's present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

         (b) The Committee may provide that a stock award shall earn dividends or dividend equivalents, which may be paid currently or may be deferred in payment, including reinvestment in additional shares covered by the applicable stock award, all on such terms and conditions as the Committee shall deem appropriate.

         (c) The Committee shall require that for any stock award to be effective, the recipient of the award shall execute an award agreement at such time and in such form as the Committee shall determine. Any award agreement may require that for any or some of the shares issued, the awardee must pay such consideration, whether in cash, property or services, as may be required by applicable law or the Committee, as the Committee shall determine.

         (d) A stock award may be granted singly or in combination or in tandem with another stock award or stock option. A stock award may also be granted as the payment form in settlement of a grant or right under any other Company employee benefit or compensation plan, including the plan of an acquired entity.

         (e) Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to receive stock awards pursuant to the Plan.

         (f) No stock award granted to any person under the Plan shall be assignable or transferable otherwise than by will or the laws of descent and distribution. Any stock award granted under the Plan shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such award.

         4.       ADMINISTRATION OF THE PLAN.

         (a) At the discretion of the Company's Board of Directors (the "Board of Directors"), the Plan shall be administered either (i) by the full Board of Directors or (ii) by a committee ("Committee") consisting of two or more members of the Board of Directors. In the event the full Board of Directors is the administrator of the Plan, references herein to the Committee shall be deemed to include the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

         (b) Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and

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regulations as, in its opinion, may be advisable in the administration of the
Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

         (c) Subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom options may be granted; (ii) determine the time or times at which options may be granted; (iii) determine the option price of shares subject to each option; (iv) determine the time or times when each option shall become exercisable and the duration of the exercise period; (v) determine whether restrictions such as repurchase rights are to be imposed on shares subject to options and the nature of such restrictions; and (vi) determine the number of shares subject to any option granted under the Plan.

         5.       ELIGIBILITY FOR GRANT OF OPTIONS.

         (a) Nonqualified stock options may be granted under this Plan to any employee or independent contractor of the Company and any of its subsidiaries other than an employee or independent contractor who is either (i) designated by the Company as a Section 16 reporting person for purposes of the Securities Exchange Act of 1934, as amended, (ii) determined by the Company as likely to be subject to the tax deduction limitations of Section 162(m) of the Internal Revenue Code of 1986 as amended, or (iii) determined by the Company to constitute an "officer" or a "director" for purposes of Rule 4350(i)(1)(A) of the Rules of the National Association of Securities Dealers, Inc.

         (b) In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

         6.       OPTION AGREEMENT.

         Each option shall be evidenced by an option agreement ("Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee. The date of grant of an option shall be as determined by the Committee. More than one option may be granted to an individual.

         7.       OPTION PRICE.

         The option exercise price or prices of shares of the Company's Common Stock for stock options shall be no less than the fair market value of such Common Stock at the time the option is granted as determined by the Committee.

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         8.       MANNER OF PAYMENT; MANNER OF EXERCISE.

         (a) An optionee's Agreement may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the aggregate exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the aggregate exercise price of the options being exercised, (iii) a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale proceeds to pay the aggregate exercise price, (iv) any other method as may be specified in the optionee's Agreement, or (v) any combination of (i), (ii), (iii) or (iv). In the case that such consideration includes shares of Common Stock that have been acquired directly or indirectly from the Company, such shares must have been owned by the optionee for more than six (6) months. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee. With the consent of the Committee, delivery of shares used to exercise any option may be made through attestation rather than physical delivery of stock certificates. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         (b) To the extent that the right to purchase shares under an option has accrued, vested, and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the whole number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, the Company shall issue or cause to be issued shares for delivery to the person exercising the option, or in the discretion of the Committee, to any registered broker or dealer acceptable to the Committee, or in such manner as may be agreed upon by the Company and the person or persons exercising the option.

         9.       EXERCISE OF OPTIONS.

         Each option granted under the Plan shall, subject to the other provisions of this Plan, be exercisable at such time or times and during such period as shall be set forth in the Agreement.

         To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than the lesser of fifty (50) full shares of Common Stock, or the remaining unexercised balance of exercisable shares under the optionee's option.

         10.      TERM OF OPTIONS; EXERCISABILITY.

         (a)      Term.

                  (1) Each stock option shall expire not more than seven (7) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.


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                  (2) Except as otherwise provided in this Section 10 or in an optionee's Agreement, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on the 90th day after the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

                  (3) If such termination of employment is because of dismissal for cause or because the employee is in breach of any employment agreement, such option will terminate immediately on the date the optionee ceases to be an employee of the Company or one of its subsidiaries.

                  (4) If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.

                  (5) In the event of the death of any optionee, any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.

                  (6) Notwithstanding subparagraphs (2), (3), (4) and (5) above, the Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the optionee's employment had occurred.

         (b)      Exercisability.

                  (1) Unless otherwise agreed to in writing by the Company and the optionee, an option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and has vested, and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

                  (2) In the event of the death of any optionee, the option granted to such optionee may be exercised by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.

         11.      TRANSFERABILITY.

         The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, except that an optionee may transfer options granted under Plan to the optionee's spouse or children or to a trust or partnership for the benefit of the optionee or the optionee's spouse or children. Any option granted under the Plan shall be null and void and without effect

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upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

         12.      ADJUSTMENT FOR RECAPITALIZATIONS, REORGANIZATIONS AND OTHER
EVENTS.

         (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options and stock awards may be granted under the Plan and as to which outstanding options or awards, or portions thereof, then unexercised shall be vested or exercisable, to the end that the proportionate interest of the optionee or award recipient shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

         (b) In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Committee of the Company. The Committee shall also have the power and right to accelerate the exercisability and vesting of any options or stock awards, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. For purposes of the Plan, a "Change of Control" shall be deemed to have occurred if any of the following conditions have occurred: (1) the merger or consolidation of the Company with another entity where the Company is not the surviving entity and where after the merger or consolidation (i) its stockholders prior to the merger or consolidation hold less than 50% of the voting stock of the surviving entity and (ii) its directors prior to the merger or consolidation are less than a majority of the board of the surviving entity;
(2) the sale of all or substantially all of the Company's assets to a third party and subsequent to the transaction (i) its stockholders hold less than 50% of the stock of said third party and (ii) its directors are less than a majority of the board of said third party; or (3) a transaction or series of related transactions, including a merger of the Company with another entity where the Company is the surviving entity, whereby (i) 50% or more of the

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voting stock of the Company after the transaction(s) is owned actually or beneficially by parties who held less than thirty percent (30%) of the voting stock, actually or beneficially, prior to the transaction(s) and (ii) its board of directors after the transaction(s) or within sixty (60) days thereof, is comprised of less than a majority of the directors serving prior to the transaction(s).

         (c) Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable. The Committee shall have the right to accelerate the vesting of any award or to take such other action with respect thereto as the Committee shall in its sole discretion determine in the event of any contemplated dissolution or liquidation of the Company.

         (d) No fraction of a share shall be purchasable or deliverable upon the exercise of any option or receipt of a stock award, but in the event any adjustment hereunder of the number of shares covered by the option or award shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

         13.      NO SPECIAL EMPLOYMENT RIGHTS.

         Nothing contained in the Plan or in any option or stock award granted under the Plan shall confer upon any option or award holder any right with respect to the continuation of his employment or service by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or service agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the holder from the rate in existence at the time of the grant of an option or an award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment or service shall be determined by the Committee at the time.

         14.      WITHHOLDING.

         The Company's obligation to deliver shares or cash proceeds under the Plan, and any payments or transfers under the Plan, shall be subject to the option or award holder's satisfaction of all applicable Federal, state, local and foreign governmental tax withholding requirements. With the approval of the Committee, which it shall have sole discretion to grant, and on such terms and conditions as the Committee may impose, the option or award holder may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition. In the event that shares are used to satisfy a tax withholding obligation under this Plan, the repurchased or withheld shares shall not represent an amount in excess of the Company's minimum statutory tax withholding obligation (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental income).

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         15.      RESTRICTIONS ON ISSUE OF SHARES.

         (a) Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option or a stock award until the delivery or distribution of any shares issued under this Plan complies with all applicable laws (including without limitation, the Securities Act of 1933, as amended), and with the applicable rules of any stock exchange upon which the shares of the Company are listed or traded.

         (b) It is intended that all exercises of options and stock awards shall be effective, and the Company shall use its best efforts to bring about compliance with all applicable legal and regulatory requirements within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised or any stock awarded, except as otherwise agreed to by the Company in writing.

         16.      LOANS.

         The Company may not make loans to option and stock award holders to permit them to exercise options or purchase shares.

         17.      APPROVAL OF PLAN.

         The Plan shall take effect as of the date of adoption by the Board of Directors.

         18.      TERMINATION AND AMENDMENT.

         Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board of Directors may not terminate, modify, or amend the Plan without shareholder approval if such shareholder approval is expressly required by applicable law or exchange listing requirements. The Committee may terminate, amend or modify any outstanding option or award when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan, provided, however, that, except as provided in Section 12, the Committee shall not reduce the number of shares subject to an option or award, increase the exercise or purchase price thereof, nor shorten the term of such option or award without the consent of the option or award holder.

         19.      RESERVATION OF STOCK.

         The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

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         20.      NOTICES.

         Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an option or award holder, to the address as appearing on the records of the Company.







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